Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements filed on Form S-8 (file number 333-                    ) of Franklin Electronic Publishers, Inc. of our report dated June 6, 2005 related to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 2005.

Radin Glass & Co., LLP
Certified Public Accountants

November 14, 2005

New York, New York